EXHIBIT 5


                                            February 20, 2009

Time Warner Inc.
One Time Warner Center
New York, New York 10019

Ladies and Gentlemen:

         This opinion is furnished in connection with the filing by Time Warner Inc. (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 5,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), and an indeterminate number of plan interests (the "Plan Interests") that are being registered under the Registration Statement to be purchased and/or issued pursuant to the terms of the TWC Savings Plan (the "TWC Plan").

         I am Senior Vice President and Deputy General Counsel of the Company and have acted as counsel in connection with the Registration Statement. In that connection, I, or a member of my staff upon whom I have relied, have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          1. Restated Certificate of Incorporation of the Company as amended and as currently in effect;

          2.   By-Laws of the Company as amended and as  currently  in effect

          3.   Resolutions  of the Board of  Directors  of the Company
               authorizing   the  purchase   and/or  issuance  of  the
               Company's Common Stock and interests pursuant to the terms of the TWC Plan and the registration of the Company's Common Stock and interests under the TWC Plan; and

          4.   The TWC Plan.

         In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed that: (i) any Shares that are issued will be issued for the consideration permitted under the TWC Plan as currently in effect, and none of such Shares will be issued for less than $.01; (ii) all actions required to be taken under the TWC Plan by the Board of Directors of the Company have been or will be taken by the Board of Directors of the Company; and (iii) at the time of any issuance of the Shares under the TWC Plan, the Company shall continue to have sufficient authorized and unissued shares of Common Stock reserved for issuance thereunder.

         Based on and subject to the foregoing, I am of the opinion that:

           1. The Shares and Plan Interests have been duly authorized for issuance.

           2. If and when any Shares are purchased and/or issued in accordance with the requirements of the TWC Plan, and subject to receipt of the purchase price for any Shares that are issued by the Company, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and nonassessable.

         You acknowledge that I am admitted to practice only in the States of California and Texas and am not an expert in the laws of any other jurisdiction. No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

         This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction. I express no opinion with respect to the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                                       Very truly yours,

                                                       /s/ Brenda C. Karickhoff
                                                       ------------------------
                                                       Brenda C. Karickhoff
                                                       Senior Vice President and
                                                       Deputy General Counsel